EXHIBIT 3.5

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth

                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72


                                                          Federal Identification
                                                                   No. 04-274310





We, James W. Hobbs,                                              President/, and
Justin P. Morreale                                                     Clerk/ of

                               Luxtec Corporation
                               ------------------
                           (EXACT Name of Corporation)


              Located at 326 Clark Street, Worcester MA 01606-1214
              ----------------------------------------------------
                     (MASSACHUSETTS Address of Corporation)


do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED 6
--------------------------------------------------------------------------------

of the Articles of Organization were duly adopted at a meeting held on October 20 1995, by vote of

1,144,703 shares of      Common Stock       out of 1,438,661 shares outstanding,
                       ------------------
                 type, class & series (if any)

           shares of                         out of      shares outstanding, and
                       ------------------
                 type, class & series (if any)

           shares of                         out of      shares outstanding, and
                       ------------------
                 type, class & series (if any)

CROSS OUT
INAPPLICABLE
CLAUSE

         being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

VOTED: To amend the Articles of Organization of the Corporation to limit the personal liability and provide for the indemnification of officers and directors of the Corporation in certain situations.

         SEE CONTINUATION SHEET VI (attached hereto as EXHIBIT A)


(1) For  amendment  adopted  pursuant  to  Chapter  156B,  Section  70.
(2) For amendment adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

<BTB>
------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHARES          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
COMMON:                                                            COMMON:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------


CHANGE the total authorized to:

----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHARES          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

COMMON:                                                            COMMON:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

                                    EXHIBIT A
                              ARTICLES OF AMENDMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                               LUXTEC CORPORATION
                              Continuation Sheet VI
                              ---------------------
                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulation, the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

1. No director shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of The Commonwealth of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI-A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

2.        INDEMNIFICATION.

2.1 RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative (a "Proceeding"), by reason of being, having been or having agreed to become, a director or officer of the corporation, or serving, having served or having agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including without limitation reasonable attorneys' fees, judgments, fines, "ERISA" excise taxes or penalties) incurred or suffered by the Indemnitee or on behalf of the Indemnitee in connection with such Proceeding and any appeal therefrom, unless the Indemnitee shall have been adjudicated in such Proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 2.6 below, the corporation shall not indemnify or advance expenses to an Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Indemnitee, unless the initiation thereof was approved by the Board of Directors of the corporation.

2.2 SETTLEMENTS. Subject to compliance by the Indemnitee with the applicable provisions of Section 2.5 below, the right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such Proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless it is held or determined pursuant to Section 2.5 below that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

2.3 NOTIFICATION AND DEFENSE OF PROCEEDINGS. The Indemnitee shall notify the corporation in writing as soon as reasonably practicable of any Proceeding involving the Indemnitee for which indemnity or advancement of expenses is intended to be sought. Any omission so to notify the corporations shall not relieve it from any liability that it may have to the Indemnitee under this Article unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the corporation. With respect to any Proceeding of which the corporation is so notified, the corporation shall be entitled, but not obligated, to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonable acceptable to the Indemnitee, except as provided in the last sentence of this Section 2.3. After notice from the corporation to the Indemnitee of its election so to assume such defense (subject to the limitations in the last sentence of this Section 2.3), the corporation shall not be liable to the Indemnitee for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this
          Section 2.3. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof at its expense with counsel reasonably acceptable to Indemnitee shall be at the expense of the
          Indemnitee unless (i) the employment of counsel by the Indemnitee at the corporation's expense has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel reasonably acceptable to the Indemnitee to assume the defense of such Proceeding within a reasonable time after receiving notice thereof, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Proceeding brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

2.4 ADVANCEMENT OF EXPENSES. Except as provided in Section 2.3 of the Article, as part of the right to indemnification granted by this
          Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding within the scope of Section 2.1 of this Article or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized by Section 2.1 or Section
          2.2 of this Article. Such undertaking need not be secured and shall be accepted without reference to the financial ability of the Indemnitee to make such repayment. Such advancement of expenses shall be made by the corporation promptly following its receipt of written requests therefor by the Indemnitee, accompanied by reasonably detailed documentation, and of the foregoing undertaking.

2.5 CERTAIN PRESUMPTIONS AND DETERMINATIONS. If, in a Proceeding brought by or in the right of the corporation, a director or officer of the corporation is held not liable for monetary damages, whether because that director or officer is relieved of personal liability under the provisions of Section 1 of this Article or otherwise, that director or officer shall be deemed to have met the standard of conduct set forth in Section 2.1 and thus to be entitled to be indemnified by the corporation thereunder. In any adjudicated Proceeding against an Indemnitee brought by reason of the Indemnitee's serving, having served or agreed to serve, at the request of the corporation, an organization other than the corporation in one or more of the capacities indicated in Section 2.1, if the Indemnitee shall not have been adjudicated not to have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interest of such other organization, the Indemnitee shall be deemed to have met the standard of conduct set forth in Section 2.1 and thus entitled to be indemnified thereunder. An adjudication in such a Proceeding that the Indemnitee did not act in good faith in the reasonable belief that the Indemnitee's action was in the best interest of such other organization shall not create a presumption that the Indemnitee has not met the standard of conduct set forth in Section 2.1. In order to obtain indemnification of amounts paid in settlement pursuant to
          Section 2.2 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification. Any such indemnification under Section 2.2 shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless a court of competent jurisdiction holds within such 60-day period that the Indemnitee did not meet the standard of conduct set forth in Section 2.2 or the corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet such standard. Such determination shall be made by the Board of Directors of the corporation, based on advice of independent legal counsel (who may, with the consent of the Indemnitee, be regular legal counsel to the corporation). The corporation and the directors shall be under no obligation to undertake any such determination or to seek any ruling from any court.

2.6 REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such a request, in whole or in part, or, with respect to indemnification pursuant to
          Section 2.2, if no disposition thereof is made within the 60-day period referred to above in Section 2.5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither absence of any determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the corporation pursuant to
          Section 2.5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including reasonable attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be paid by the corporation.

2.7 CONTRACT RIGHT: Subsequent Amendment. The right to indemnification and advancement of expenses conferred in this Article shall be a contract right. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring prior to the final adoption of such amendment, termination or repeal, except with the consent of the Indemnitee.

2.8 OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with any Indemnitee providing indemnification, rights and procedures different from those set forth in the Article.

2.9 PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation from some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with any Proceeding and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

2.10 INSURANCE. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

2.11 MERGER OR CONSOLIDATION. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring on or prior to the date of such merger or consolidation.

2.12 SAVINGS CLAUSE. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and advance expenses to each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any Proceeding, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

2.13 SUBSEQUENT LEGISLATION. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws as so amended.

2.14      INDEMNIFICATION   OF  OTHERS.  The  corporation  may,  to  the  extent
          authorized from time to time by its Board of Directors, grant indemnification rights to employees or agents of the corporation or other persons serving the corporation who are not Indemnitees, and such rights may be equivalent to, or greater or less than, those set forth in this Article.

3. Meeting of the stockholders of the corporation may be held anywhere in the United States.

4. The directors may make, amend, or repeal the By-Laws in whole or in part except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

5. The corporation may be a partner in any business enterprise which the corporation would have power to conduct by itself.

6. The corporation may at any time enter into agreements to redeem and/or redeem its outstanding stock from any stockholder or stockholders without having to extend the same offer to its other stockholders.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
________________.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 20th day of October, in the year 1995.

                                                                       President
-----------------------------------------------------------------------
                                                                           Clerk
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
                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

================================================================================

I hereby approve the within articles of organization and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 20th day of October 1995




                           --------------------------
                             William Frances Galvin
                          Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                  PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


                              Victor J. Paci, Esq.
                              Bingham, Dana & Gould
                      150 Federal Street, Boston, MA 02110
                            Telephone (617) 951-8000